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                                                            Exhibit 3.5


                          [LARGE SEAL OF THE STATE OF DELAWARE
                                    IN THE BACKGROUND]


                                     STATE OF DELAWARE

                             OFFICE OF THE SECRETARY OF STATE


                              ----------------------------



     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "CARTER'S IMAGINATION, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.





 [SEAL OF THE STATE OF DELAWARE]     /s/ HARRIET SMITH WINDSOR
                                     -----------------------------------------
                                     HARRIET SMITH WINDSOR, SECRETARY OF STATE

 3252387    8100H                        AUTHENTICATION:  1408254
 010532409                                         DATE:  10-24-01


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                                                STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 09:00 AM 06/28/2000
                                                001331216 - 3252387



                               CERTIFICATE OF INCORPORATION

                                           OF

                                CARTER'S IMAGINATION, INC.

                                       ------------


     The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

     FIRST:      The name of this corporation is CARTER'S IMAGINATION, INC.

     SECOND:     Its Registered Office in the State of Delaware is to be
located at 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

     THIRD:      The purpose of the corporation is to engage in any lawful
act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:     The amount of the total authorized capital stock of the
corporation is 1000, all of which are of a par value of $.01 each and classified as Common stock.

     FIFTH:      The name and mailing address of the incorporator are as
follows.

                 NAME                           MAILING ADDRESS
                 ----                           ---------------

                 Carol Glospie                  350 Fifth Avenue, Suite 6107
                                                New York, N.Y. 10118-6099

      SIXTH:     The duration of the corporation shall be perpetual.

      SEVENTH:   When a compromise or arrangement is proposed between the
corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation pursuant to the provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for the corporation pursuant to provisions of Section 279 of Title 8 of the Delaware Code may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or


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of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

     EIGHTH:     The personal liability of all of the directors of the
corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

     NINTH:      The corporation shall, to the fullest extent legally
permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.


Dated on this 28th day of June 2000.


                                          /s/ Carol Glospie
                                          ------------------------------------
                                          Carol Glospie, Incorporator